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                                                                    EXHIBIT 4.19

                   THIRD AMENDMENT, LIMITED WAIVER AND CONSENT

      THIS THIRD AMENDMENT, LIMITED WAIVER AND CONSENT is dated as of August 10, 2005 (this "AMENDMENT") by and among EMS TECHNOLOGIES CANADA, LTD., a corporation incorporated under the laws of Canada (the "BORROWER"), EMS TECHNOLOGIES, INC., a Georgia corporation (the "PARENT"), the Lenders listed on the signature pages hereof and BANK OF AMERICA, NATIONAL ASSOCIATION (CANADA BRANCH), as Canadian Administrative Agent (the "AGENT").

      WHEREAS, the Borrower, the Parent, the Lenders and the Agent are parties to that certain Canadian Revolving Credit Agreement dated as of December 10, 2004, as amended by a first amending agreement dated as of February 11, 2005 and a second amending agreement dated June 24, 2005 (the "CREDIT AGREEMENT");

      AND WHEREAS, the Borrower, the Parent, the Lenders and the Agent desire to amend the Credit Agreement in certain respects on the terms and conditions contained herein;

      AND WHEREAS, the Borrower has informed the Agent and the Lenders that the Parent has failed or will fail to comply with the financial covenants contained in Sections 6.1 and 6.2 of the Credit Agreement for the fiscal quarter of the Parent ending on or about June 30, 2005, resulting in an Event of Default under Sections 8.1(d) and 8.1(n) of the Credit Agreement (the "Specified Defaults"), which failure is solely a consequence of the write-down in the book value of the assets being sold in connection with the Sale and Prepayment Event (the "Asset Write-Down");

      AND WHEREAS, the Borrower has informed the Agent and the Lenders that the Parent intends to sell the assets of the business currently conducted by the Borrower's EMS Satellite Networks division from leased facilities located in Montreal, Quebec (the "SATNET ASSETS") and has requested that the Agent and the Lenders consent to the sale of the SatNet Assets as required under Section 7.6 of the Credit Agreement;

      AND WHEREAS, the Borrower has requested that the Agent and the Lenders waive the Specified Defaults, and the effects thereof, under the Credit Agreement and consent to the sale of the SatNet Assets;

      NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

      Section 1. Defined Terms

Capitalized terms which are used and not defined herein shall have the meanings ascribed to them in the Credit Agreement.

      Section 2. Amendments to Definitions in Credit Agreement.

      (a) Section 1.1 of the Credit Agreement is hereby amended by adding the following defined term after the defined term "SALE AND PREPAYMENT EVENT":

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      ""SATNET ASSETS" shall mean the assets of the business currently conducted by the Borrower's EMS Satellite Networks division from leased facilities located in Montreal, Quebec;"

      (b) Section 1.1 of the Credit Agreement is hereby amended by adding the following sentence at the end of the defined term "CONSOLIDATED NET INCOME":

      "Notwithstanding the foregoing, any net income (or loss) attributable to the sale of the SatNet Assets and/or the assets giving rise to the Sale and Prepayment Event that are otherwise included in Consolidated Net Income during the period of determination shall be excluded if such assets are sold during such period."

      Section 3. Limited Waiver

At the request of the Borrower, but subject to the satisfaction of the conditions precedent set forth in Section 5 below, the Lenders hereby waive the Specified Defaults arising solely by virtue of the Asset Write-Down; provided that the Asset Write-Down does not exceed $12,000,000. The Borrower acknowledges and agrees that the waiver contained in the foregoing sentence shall not waive (or be deemed to be or constitute a waiver of) any other covenant, term or provision in the Credit Agreement or hinder, restrict or otherwise modify the rights and remedies of the Lenders and the Agent following the occurrence of any other present or future Default or Event of Default (whether or not related to the Specified Defaults) under the Credit Agreement or any other Loan Document.

      Section 4. Consent.

At the request of the Borrower, but subject to the satisfaction of the conditions precedent set forth in Section 5 below, the Lenders hereby consent to the sale of the SatNet Assets; provided, that (i) the Parent receives cash consideration in an amount not less than $16,000,000, (ii) the Net Proceeds of the sale of the SatNet Assets are applied in accordance with Section 2.11 of the Credit Agreement, and (iii) such sale shall be completed by December 31, 2005. The Borrower acknowledges and agrees that the consent contained in the foregoing sentence shall not waive or amend (or be deemed to be or constitute an amendment to or waiver of) any other covenant, term or provision in the Credit Agreement or hinder, restrict or otherwise modify the rights and remedies of the Lenders and the Agent following the occurrence of any present or future Default or Event of Default (whether or not related to the sale of the SatNet Assets) under the Credit Agreement or any other Loan Document.

      Section 5. Effectiveness of Amendment. The effectiveness of this Amendment is subject to the truth and accuracy of the representations set forth in Section 6 and Section 7 below and receipt by the Agent of each of the following, each of which shall be in form and substance satisfactory to the Agent:

      (a) Counterparts of this Amendment duly executed by the Borrower, each Guarantor, the Agent and the Required Lenders;

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      (b) A waiver substantially in the same form and content as this Amendment executed by each of the parties to the U.S. Revolving Credit Agreement;

      (c) Payment of all fees, costs and expenses of the Agent and Lenders, including the fees of Agent's counsel incurred through the date of this Amendment; and

      (d) Such other documents, agreements, instruments, certificates or other confirmations as the Agent may reasonably request.

      Section 6. Representations of the Borrower. The Borrower represents and warrants to the Agent and the Lenders that:

      (a) Corporate Power and Authority. The Borrower has the corporate power and authority to execute, deliver and perform the terms and provisions of the Credit Agreement, as amended by this Amendment, and has taken all necessary corporate action to authorize the execution, delivery and performance by it of this Amendment. The Borrower has duly executed and delivered this Amendment, and this Amendment constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

      (b) No Violation. The execution, delivery or performance by the Borrower, and compliance by the Borrower with the terms and provisions of this Amendment
(i) will not contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or Governmental Authority,
(ii) will not conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Borrower or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other agreement, contract or instrument, to which the Borrower or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will not violate any provision of the certificate or articles of incorporation or by-laws (or equivalent organizational documents) of the Borrower or any of its Subsidiaries.

      (c) Governmental Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except for those that have otherwise been obtained or made on or prior to the date of the effectiveness of this Amendment and which remain in full force and effect on such date), or exemption by, any Governmental Authority, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of this Amendment by the Borrower or any Guarantor or (ii) the legality, validity, binding effect or enforceability of this Amendment against the Borrower or any Guarantor.

      (d) No Default. No Default or Event of Default now exists or will exist immediately after giving effect to this Amendment.

      Section 7. Reaffirmation of Representations. The Borrower hereby repeats and reaffirms all representations and warranties made by it to the Agent and the Lenders in the Credit

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Agreement and the other Loan Documents to which it is a party on and as of the date hereof (and after giving effect to this Amendment) with the same force and effect as if such representations and warranties were set forth in this Amendment in full (except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement and to the extent that such representations and warranties relate expressly to an earlier date).

      Section 8. References to the Credit Agreement. Each reference to the Credit Agreement in any of the Loan Documents (including the Credit Agreement) shall be deemed to be a reference to the Credit Agreement, as amended by this Amendment.

      Section 9. Benefits. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns.

      Section 10. Expenses. The Borrower agrees to reimburse the Lenders and the Agent on demand for all reasonable costs and expenses (including, without limitation, attorneys' fees) incurred by such parties in negotiating, documenting and consummating this Amendment, the other documents referred to herein, and the transactions contemplated hereby and thereby.

      Section 11. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE PROVINCE OF ONTARIO AND THE LAWS OF CANADA APPLICABLE THEREIN.

      Section 12. Effect/Loan Document. Except as expressly herein amended, the terms and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect. This Amendment shall be deemed to be a "Loan Document" for all purposes under the Credit Agreement. The amendments herein will apply to all currently issued and outstanding Letters of Credit, including any renewals or extensions thereof.

      Section 13. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties, their successors and assigns.

                         [SIGNATURES ON FOLLOWING PAGES]

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      IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment,
Limited Waiver and Consent to be executed as of the date first above written.

                                      EMS TECHNOLOGIES CANADA, LTD.

                                      By:  __________________________________
                                             Name:
                                             Title:

                                      EMS TECHNOLOGIES, INC.

                                      By:  __________________________________
                                             Name:
                                             Title:

                                      BANK OF AMERICA, NATIONAL ASSOCIATION,
                                      CANADA BRANCH, as Canadian Administrative
                                      Agent, as Issuing Bank, as Swingline
                                      Lender as a Lender

                                      By:  __________________________________
                                             Name:
                                             Title:

                                      GE CANADA FINANCE HOLDING COMPANY, in its capacity as a Lender

                                      By:  __________________________________
                                             Name:
                                             Title:

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The following entities hereby execute this Third Amendment, Limited Waiver and
Consent to indicate their consent thereto and to acknowledge that the making and entering into of this Third Amendment, Limited Waiver and Consent shall not terminate, limit or otherwise impair or affect any of their respective obligations to the Agent, the Issuing Bank and/or the Lenders under the Loan Documents.

EMS INVESTMENT HOLDINGS, INC.

By:  ________________________________
    Name:
    Title:

LXE INC.

By:  ________________________________
    Name:
    Title:

990834 ONTARIO INC.

By:  ________________________________
    Name:
    Title: